UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Portola Pharmaceuticals, Inc.

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The information set forth under the headings “Summary Compensation Table” and “Estimated Change of Control and Severance Benefits” in the section entitled “Executive Compensation” of our Proxy Statement, filed April 29, 2016, is amended and restated as set forth below (i) to correct a typographical error in the first figure in the “Total($)” column only of the Summary Compensation Table and (ii) to correct a computational error with respect to the value of the restricted stock units included in the “Value of Equity Acceleration($)(2)(3)” column and the corresponding total amount of benefits in the “Total($)(3)” column of the Estimated Change of Control and Severance Benefits table.

Summary Compensation Table

The following table shows compensation awarded to or paid to, or earned by, our principal executive officer, our principal financial officer and our other most highly compensated executive officer for the fiscal years ended December 31, 2015, 2014 and 2013, as of December 31, 2015. We refer to these executive officers in this proxy statement as our named executive officers.

SUMMARY COMPENSATION TABLE FOR FISCAL 2015

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total($)
William Lis	2015	500,000	—		2,356,250	2,321,917	315,000	(2)	23,032	(3)	5,516,199
Chief Executive Officer	2014	450,000	—		—	2,632,812	267,750		2,000		3,352,562
	2013	425,000	150,000		—	613,750	216,750		500		1,405,942

John T. Curnutte, M.D., Ph.D.	2015	419,500	21,057	(8)	1,066,675	821,601	168,458	(4)	41,203	(3)(5)	2,538,494
Executive Vice President,	2014	401,880	—		—	1,280,918	153,720		26,142		1,862,660
Research and Development	2013	388,290	75,000		—	—	158,520		24,859		646,669

Mardi C. Dier	2015	390,710	19,997	(8)	1,126,115	1,000,210	159,975	(6)	16,746	(3)	2,713,753
Executive Vice President and Chief Financial Officer	2014	372,600	25,500		—	1,281,676	142,520		2,000		1,824,296
	2013	340,491	75,000		—	1,127,535	147,700		500		1,691,226

Tao Fu	2015	213,513	—		1,040,725	3,674,678	87,625	(7)	171,914	(3)(10)	5,188,455
Executive Vice President, Chief Commercial and Business Officer(9)

(1)	These amounts reflect the aggregate grant date fair value of each option award and stock award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.
(2)	This amount represents a cash bonus of 63% of Mr. Lis’ base salary, based on the achievement of 2015 performance goals.
(3)	Includes the Company match contributed to each named executive officer’s 401(k) plan.
(4)	This amount represents a cash bonus of 40% of Dr. Curnutte’s base salary, based on the achievement of 2015 performance goals.
(5)	Includes $24,114 paid to Dr. Curnutte in lieu of his participation in our medical benefits program.
(6)	This amount represents a cash bonus of 41% of Ms. Dier’s base salary, based on the achievement of 2015 performance goals.
(7)	This amount represents a cash bonus of 41% of Mr. Fu’s pro-rated base salary, based on the achievement of 2015 performance goals.
(8)	This amount represents additional discretionary bonuses approved by the Board of $19,997 to Ms. Dier and $21,057 to Dr. Curnutte for successful financing activities.
(9)	Mr. Fu commenced employment with the Company in June 2015.
(10)	Includes $168,653 in reimbursed relocation expenses in connection with the commencement of Mr. Fu’s employment.

Estimated Change of Control and Severance Benefits

The following charts present the approximate amount of the benefits to which each of our named executive officers would have been entitled had his employment terminated under the circumstances described in the preceding paragraphs on December 31, 2015.

The amounts in the following table assume that the named executive officers terminated employment effective December 31, 2015 pursuant to the indicated events; the closing price of our common stock on that date was $51.45. These amounts are in addition to benefits generally available to our employees upon termination of employment, such as distributions from our 401(k) plan and payout of accrued vacation.

Name	Event	Cash Severance ($)	Maximum COBRA Subsidy ($)(1)	Value of Equity Acceleration ($)(2)(3)	Total ($)(3)
William Lis	Voluntary/For Cause Termination Not for Cause Termination CIC Termination	— 625,000 1,275,000	— 36,000 43,200	— — 8,979,403	— 661,000 10,297,603

John T. Curnutte, M.D., Ph.D.	Voluntary/For Cause Termination Not for Cause Termination CIC Termination	— 419,500 758,345	— 28,800 36,000	— — 4,115,865	— 448,300 4,914,210

Mardi C. Dier	Voluntary/For Cause Termination Not for Cause Termination CIC Termination	— 390,710 710,575	— 28,800 36,000	— — 5,442,478	— 419,510 6,189,053

Tao Fu	Voluntary/For Cause Termination Not for Cause Termination CIC Termination	— 391,400 709,413	— 28,800 36,000	— — 2,403,275	— 420,200 3,148,668

(1)	COBRA rate is estimated to be $2,400/month for each named executive officer. Continuing coverage is available to Mr. Lis for up to 15 months under a not for cause termination, and for up to 18 months under a Covered Termination; and for the other named executive officers, for up to 12 months under a not for cause termination, and up to 15 months under a Covered Termination.
(2)	Pursuant to our Executive Severance Benefits Agreements, the vesting of all stock awards, including restricted stock units and performance stock units, and the vesting and exercisability of all outstanding options to purchase our common stock held by an eligible executive officer will be accelerated in full in the event of a Covered Termination Following a Change in Control. The dollar amounts in this column represents (i) the difference in the closing price of our common stock on December 31, 2015 ($51.45) with respect to the outstanding unvested and unexercisable option shares as of December 31, 2015, minus the exercise price of the outstanding unvested and unexercisable option shares, plus (ii) the closing price of our common stock on December 31, 2015 ($51.45) multiplied by the number of accelerated restricted stock units and performance stock units.
(3)	Total does not include amounts earned or benefits accrued due to continued service by the named executive officer through December 31, 2015, such as vested stock options. Total also does not include amounts the named executive officer was eligible to receive under our annual bonus plan with respect to fiscal 2015 performance which was paid in fiscal 2016.